Exhibit No. 99.1
Regis Corporation Reports Financial Results for the First Fiscal Quarter 2027

Q1 Consolidated Same-Store Sales Up 0.2%, Supercuts Up 2.0%

Generates Positive Cash from Operations and Repays Approximately $7.9 Million of Debt

MINNEAPOLIS, November 5, 2026 -- Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced financial results for the first fiscal quarter ended September 30, 2026.
Susan Lintonsmith, Regis Corporation’s President and Chief Executive Officer, commented, “In the first fiscal quarter, we achieved operating income of $5.3 million, Adjusted EBITDA of $7.7 million, and generated positive cash from operations, reinforcing a solid foundation for improving performance across our business. Supercuts delivered a 2.0% increase in same-store sales, contributing to modest overall growth across the Regis portfolio. At the same time, declining guest traffic in our company-owned salons requires immediate attention. We are taking targeted actions to increase traffic across our brands and build a stronger business that delivers sustainable growth and long-term value for our shareholders.”
Kersten Zupfer, Regis Corporation’s Executive Vice President and Chief Financial Officer, stated, “During the first quarter, we repaid approximately $7.9 million of debt and ended the quarter with $20.8 million in cash. We recently completed a comprehensive review of refinancing alternatives with active oversight from our Board, and working closely with our newest director, who is a significant shareholder. We evaluated a range of options including senior bank debt, private credit financing, preferred equity structures, and whole business securitization. Based on the feedback we received, we determined that refinancing now would not deliver sufficient value to shareholders, given the scheduled decline in the call premium on our existing debt in mid-2027. We expect to return to the debt markets early in calendar 2027. In the meantime, we expect to continue generating cash and reducing debt according to our scheduled repayment obligations, thereby strengthening our financial position ahead of further refinancing discussions.”

Financial Highlights:
First quarter fiscal 2027 compared to first quarter fiscal 2026:
•Consolidated revenue of $54.3 million versus $59.0 million, a decrease of $4.7 million; driven primarily by lower non-margin franchise rental income and company-owned salon revenue
•Same-store sales: Supercuts: 2.0%; Company-owned: (1.1)%; Consolidated: 0.2%
•Operating income of $5.3 million versus $5.9 million
•Eighth consecutive quarter of positive cash flows from operations
•Net income of $0.5 million versus $1.4 million
◦Diluted EPS of $0.18 versus $0.49
•Adjusted net income of $1.4 million versus $1.4 million
◦Adjusted diluted EPS of $0.48 versus $0.50
•Adjusted EBITDA of $7.7 million versus $8.0 million

First Quarter Fiscal Year 2027 Consolidated Results

	Three Months Ended September 30,
(Dollars in millions, except per share data)	2026	2025

Consolidated revenue	$54.3	$59.0
System-wide revenue (1)	265.6	273.7

System-wide same-store sales comps	0.2%	0.9%

Operating income	$5.3	$5.9
Net income	0.5	1.4
Diluted earnings per share	0.18	0.49
Adjusted EBITDA (2)	7.7	8.0
Adjusted net income (2)	1.4	1.4
Adjusted diluted net income per share (2)	0.48	0.50
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Revenue
Total consolidated revenue of $54.3 million in the first quarter of 2027 declined $4.7 million compared to the same period last year, driven primarily by lower non-margin franchise rental income and company-owned salon revenue.
Operating Income
Regis reported first quarter 2027 operating income of $5.3 million, a decline of $0.6 million compared to $5.9 million in the first quarter of 2026, primarily driven by lower royalties and fees, and a $2.5 million accrual related to a Department of Justice (DOJ) inquiry concerning a Paycheck Protection Program (PPP) loan obtained by Alline that had been forgiven prior to the Company's acquisition of Alline in December 2024. The decline in operating income was partially offset by a $2.1 million gain on the derecognition of benefit obligations and overall corporate cost saving measures.
Net Income
The Company reported first quarter 2027 net income of $0.5 million, or $0.18 per diluted share, compared to net income of $1.4 million, or $0.49 per diluted share, for the same period last year. The lower net income in the current year period was driven primarily by lower operating income, partially offset by reduced income tax expense. Additionally, net income for the prior year period included a $1.0 million gain related to the Alline earnout liability adjustment.
Adjusted EBITDA
First quarter adjusted EBITDA of $7.7 million declined $0.3 million compared to adjusted EBITDA of $8.0 million in the first quarter of 2026. The decline is primarily related to lower royalties, fees, and company-owned salon earnings, partially offset by reductions in general and administrative expenses.

First Quarter Fiscal Year 2027 Segment Results
Franchise

	Three Months Ended September 30,		Decrease

(Dollars in millions)	2026	2025

Royalties	$13.6	$14.0	$(0.4)
Fees	1.5	1.8	(0.3)
Advertising fund contributions	5.3	5.6	(0.3)
Franchise rental income	15.0	17.4	(2.4)
Total franchise revenue (1)	$35.4	$38.7	$(3.3)

Franchise same-store sales comps	0.3%	0.9%

Franchise adjusted EBITDA	$6.1	$6.4	$(0.3)
as a percent of revenue (1)	17.2%	16.5%
as a percent of adjusted revenue (2)	40.2%	40.4%

Total franchise salons	3,419	3,593	(174)
as a percent of total franchise and company-owned salons	93.0%	92.6%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not recalculate due to rounding.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
First quarter franchise revenue was $35.4 million, a $3.3 million, or 8.5%, decrease compared to the prior year quarter. Non-margin franchise rental income was the primary driver of the decline due to franchisees signing their own leases and fewer franchise salons in the current year.
Royalties were $13.6 million, a $0.4 million, or 2.9%, decrease for the first quarter period, versus the same period last year, due primarily to fewer franchise salons.
Franchise Adjusted EBITDA
First quarter franchise adjusted EBITDA of $6.1 million declined $0.3 million compared to the prior year quarter. The decline primarily related to lower royalties and non-cash fees, offset partially by decreased general and administrative expenses.

Company-Owned Salons

	Three Months Ended September 30,		Decrease

(Dollars in millions)	2026	2025

Total company-owned salon revenue	$18.9	$20.2	$(1.3)
Company-owned same-store sales comps	(1.1)%	1.7%

Company-owned salon adjusted EBITDA	$1.6	$1.6	$—
as a percent of revenue	8.5%	7.9%

Total company-owned salons	259	286	(27)
as a percent of total franchise and company-owned salons	7.0%	7.4%

Company-Owned Salon Revenue
First quarter revenue for the company-owned salon segment was $18.9 million, a $1.3 million decrease compared to the prior year quarter, primarily driven by closures of underperforming salons.
Company-Owned Salon Adjusted EBITDA
First quarter company-owned salon adjusted EBITDA remained flat at $1.6 million compared to the prior year period.
Balance Sheet and Cash Flow
The Company ended the first quarter of fiscal year 2027 with $20.8 million in cash and cash equivalents, $121.1 million in outstanding borrowings ($108.2 million term loan, $12.5 million paid in kind interest, and $0.4 million revolver draw) and available total liquidity of $30.4 million. Net cash provided by operating activities for the three months ended September 30, 2026, totaled $2.6 million, an improvement of $0.3 million from the three months ended September 30, 2025, primarily due to our lower cost structure, as well as timing of accounts payable.

Non-GAAP Reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing first quarter results today, November 5, 2026, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of September 30, 2026, the Company franchised or owned 3,678 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters®, and First Choice Haircutters®. For additional information about the Company, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

HAYDEN IR:
James Carbonara
James@haydenir.com
(646) 755-7412

Brett Maas
brett@haydenir.com
(646) 536-7331

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "will," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These uncertainties include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; our ability to realize the anticipated benefits of the Alline Acquisition; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in the general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; our reliance on franchise royalties and overall success of our franchisees’ salons; our ability to minimize risks associated with owning and operating additional salons; our salons' dependence on a third-party supplier agreement for merchandise; our and our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance, and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; our use of artificial intelligence; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' and company-owned salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; potential challenges with the implementation or ongoing operation of our new enterprise resource planning system; our ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; our continued ability to compete in our business markets; potential liabilities related to the employee retention credit received by Alline; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of the Company's Annual Report on Form 10-K for the year ended June 30, 2026. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q, and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
As of September 30, 2026, and June 30, 2026
(Dollars in thousands, except per share data)

	September 30, 2026	June 30, 2026

ASSETS
Current assets:
Cash and cash equivalents	$20,833	$26,025
Receivables, net	8,980	9,267
Inventory	2,536	2,482
Other current assets	18,805	19,621
Total current assets	51,154	57,395

Property and equipment, net	9,166	9,285
Goodwill	182,731	182,710
Other intangibles, net	4,447	4,727
Right of use asset	168,704	175,684
Deferred tax asset	103,416	103,402
Other assets	13,552	14,019
Total assets	$533,170	$547,222

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,044	$19,556
Accrued expenses	15,790	15,536
Long-term debt, current portion	3,000	3,000
Short-term lease liability	52,429	53,824
Total current liabilities	91,263	91,916

Long-term debt, net	107,909	114,138
Long-term lease liability	124,576	130,465
Other non-current liabilities	14,911	16,891
Total liabilities	338,659	353,410

Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding 2,505,834 and 2,498,778 common shares at September 30, 2026, and June 30, 2026, respectively	125	125
Additional paid-in capital	77,383	77,162
Accumulated other comprehensive income	7,571	7,617
Retained earnings	109,432	108,908
Total shareholders' equity	194,511	193,812
Total liabilities and shareholders' equity	$533,170	$547,222
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months Ended September 30, 2026, and 2025
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended September 30,
	2026	2025

Revenues:
Royalties	$13,589	$14,036
Fees	1,528	1,784
Advertising fund contributions	5,267	5,573
Franchise rental income	15,007	17,354
Company-owned salon revenue	18,947	20,211
Total revenue	54,338	58,958
Operating expenses:
General and administrative	10,677	11,351
Rent	3,310	3,223
Advertising fund expense	5,267	5,573
Franchise rent expense	15,007	17,354
Company-owned salon expense (1)	13,638	14,768
Depreciation and amortization	1,135	768
Total operating expenses	49,034	53,037

Operating income	5,304	5,921

Other (expense) income:
Interest expense	(5,102)	(5,271)
Gain on earn-out liability	—	1,000
Other, net	384	242

Income from operations before income taxes	586	1,892

Income tax expense	(62)	(536)

Net income	$524	$1,356

Net income per share:
Basic:
Net income per share	$0.21	$0.56
Diluted:
Net income per share, diluted	$0.18	$0.49

Weighted average common and common equivalent shares outstanding:
Basic	2,540	2,440
Diluted	2,923	2,781
_______________________________________________________________________________
(1)Includes cost of services and products sold to guests in our company-owned salons. Excludes general and administrative expense, rent, and depreciation and amortization related to company-owned salons.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the Three Months Ended September 30, 2026, and 2025
(Dollars in thousands)

	Three Months Ended September 30,
	2026	2025

Cash flows provided by (used in) operating activities:
Net income	$524	$1,356
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,000	758
Deferred income taxes	(10)	462
Gain on deferred compensation adjustment	(2,111)	—
Non-cash interest	1,414	1,404
Gain on earn-out liability	—	(1,000)
Stock-based compensation	368	629
Amortization of debt discount and financing costs	906	906
Other non-cash items affecting earnings	(51)	197
Ad fund	(638)	1,069
Changes in operating assets and liabilities (1)	1,246	(3,499)
Net cash provided by operating activities	2,648	2,282

Cash flows used in investing activities:
Capital expenditures	(546)	(395)
Net cash used in investing activities	(546)	(395)

Cash flows (used in) provided by financing activities:
Repayments of revolving credit facility	(618)	—
Repayments of long-term debt	(7,931)	(1,840)
Debt refinancing fees	—	(8)
Proceeds from issuance of common stock in connection with warrant exercise	—	299
Proceeds from issuance of common stock for options exercised	—	291
Taxes paid for shares withheld	—	(19)
Net cash used in financing activities	(8,549)	(1,277)

Effect of exchange rate changes on cash and cash equivalents	(22)	(48)

(Decrease) increase in cash, cash equivalents, and restricted cash	(6,469)	562

Cash, cash equivalents, and restricted cash:
Beginning of period	43,995	35,205
End of period	$37,526	$35,767
_______________________________________________________________________________

(1)Changes in operating assets and liabilities exclude ad fund and assets and liabilities sold or acquired.
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REGIS CORPORATION
System-Wide Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	September 30, 2026			September 30, 2025
	Service	Retail	Total	Service	Retail	Total

Supercuts	2.3%	(7.3)%	2.0%	2.8%	(7.6)%	2.5%
SmartStyle	(0.4)	(16.3)	(2.3)	(1.7)	(18.8)	(4.2)
Portfolio Brands	(0.7)	(21.6)	(2.0)	1.3	(1.8)	1.1

Total system-wide same-store sales	1.0%	(15.1)%	0.2%	1.7%	(10.6)%	0.9%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	September 30, 2026	June 30, 2026

FRANCHISE SALONS:
Supercuts	1,622	1,634
SmartStyle/Cost Cutters in Walmart Stores	978	984
Portfolio Brands	752	763
Total North American salons	3,352	3,381
Total International salons (1)	67	67
Total franchise salons	3,419	3,448
as a percent of total franchise and company-owned salons	93.0%	92.9%

COMPANY-OWNED SALONS:
Supercuts	92	95
Portfolio Brands	167	169
Total company-owned salons	259	264
as a percent of total franchise and company-owned salons	7.0%	7.1%

Total franchise and company-owned salons	3,678	3,712
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations:
This press release includes a presentation of net income excluding certain non-cash charges, adjusted EBITDA, adjusted franchise revenue, and adjusted diluted earnings per share which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions, and evaluates the Company's ongoing performance.
The reconciliation of U.S. GAAP net income to non-GAAP net income excluding certain non-cash charges is included in the release.
The following items have been excluded from our non-GAAP adjusted EBITDA results: stock-based compensation expense, gain on deferred compensation adjustment, gain on earn-out liability, Alline PPP loan matter, one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.
We present adjusted revenue to provide a meaningful franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.

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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2026	2025

Reported net income	$524	$1,356
Interest expense	5,102	5,271
Income taxes	62	536
Depreciation and amortization	1,135	768
EBITDA	6,823	7,931

Stock-based compensation	368	629
Gain on deferred compensation adjustment (1)	(2,111)	—
Gain on earn-out liability	—	(1,000)
Alline PPP loan matter (2)	2,500	—
Discrete items (3)	110	405
Adjusted EBITDA, non-GAAP financial measure	$7,690	$7,965
_______________________________________________________________________________
(1)Represents a gain recognized upon derecognition of the deferred compensation liability following the passing of the former Vice Chairman's spouse, which terminated the Company's remaining obligation under the arrangement. See Note 12 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(2)Represents an accrual recorded in connection with the Alline PPP loan matter. See Note 5 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(3)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.

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REGIS CORPORATION
Reconciliation of Franchise Segment Profit to Franchise Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2026	2025

Franchise segment profit	$7,167	$4,971
Depreciation and amortization	179	210
Stock-based compensation expense	368	629
Gain on deferred compensation adjustment (1)	(2,111)	—
Discrete items (2)	86	332
Other, net (3)	384	242
Franchise Adjusted EBITDA, non-GAAP financial measure	$6,073	$6,384
_______________________________________________________________________________
(1)Represents a gain recognized upon derecognition of the deferred compensation liability following the passing of the former Vice Chairman's spouse, which terminated the Company's remaining obligation under the arrangement. See Note 12 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(2)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.
(3)Other, net includes non-operating income allocated to Franchise Adjusted EBITDA.

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REGIS CORPORATION
Reconciliation of Company-owned Segment (Loss) Profit to Company-owned Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2026	2025

Company-owned segment (loss) profit	$(1,863)	$950
Depreciation and amortization	956	558
Alline PPP loan matter (1)	2,500	—
Discrete items (2)	24	73
Company-owned Adjusted EBITDA, non-GAAP financial measure	$1,617	$1,581
_______________________________________________________________________________
(1)Represents an accrual recorded in connection with the Alline PPP loan matter. See Note 5 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(2)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2026	2025

Franchise adjusted EBITDA	$6,073	$6,384
GAAP franchise revenue	35,391	38,747
Franchise adjusted EBITDA as a percent of GAAP franchise revenue	17.2%	16.5%
Non-margin revenue adjustments:
Franchise rental income	$(15,007)	$(17,354)
Advertising fund contributions	(5,267)	(5,573)
Adjusted franchise revenue	$15,117	$15,820
Franchise adjusted EBITDA as a percent of adjusted franchise revenue	40.2%	40.4%

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REGIS CORPORATION
Reconciliation of Reported Net Income to Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2026	2025

Reported net income	$524	$1,356
Stock-based compensation, net of tax	368	491
Gain on deferred compensation adjustment (1)	(2,111)	—
Gain on earn-out liability, net of tax	—	(780)
Alline PPP loan matter (2)	2,500	—
Discrete items (3)	114	323
Adjusted net income	$1,395	$1,390
_______________________________________________________________________________
(1)Represents a gain recognized upon derecognition of the deferred compensation liability following the passing of the former Vice Chairman's spouse, which terminated the Company's remaining obligation under the arrangement. See Note 12 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(2)Represents an accrual recorded in connection with the Alline PPP loan matter. See Note 5 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(3)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs, and deferred tax asset impacts.

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REGIS CORPORATION
Reconciliation of Reported Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(Unaudited)

	Three Months Ended September 30,
	2026	2025

Reported diluted earnings per share	$0.18	$0.49
Stock compensation	0.13	0.18
Gain on deferred compensation adjustment (1)	(0.72)	—
Gain on earn-out liability	—	(0.28)
Alline PPP loan matter (2)	0.85	—
Discrete items (3)	0.04	0.11
Adjusted diluted earnings per share	$0.48	$0.50
_______________________________________________________________________________
(1)Represents a gain recognized upon derecognition of the deferred compensation liability following the passing of the former Vice Chairman's spouse, which terminated the Company's remaining obligation under the arrangement. See Note 12 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(2)Represents an accrual recorded in connection with the Alline PPP loan matter. See Note 5 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(3)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs, and deferred tax asset impacts.

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REGIS CORPORATION
Reconciliation of Reported General and Administrative Expenses to General and Administrative Expenses Used to Calculate Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2026	2025

Reported general and administrative	$10,677	$11,351
Gain on deferred compensation adjustment (1)	2,111	—
Alline PPP loan matter (2)	(2,500)	—
Discrete general and administrative (3)	(103)	(337)
Stock-based compensation	(368)	(629)
Adjusted general and administrative	$9,817	$10,385
_______________________________________________________________________________
(1)Represents a gain recognized upon derecognition of the deferred compensation liability following the passing of the former Vice Chairman's spouse, which terminated the Company's remaining obligation under the arrangement. See Note 12 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(2)Represents an accrual recorded in connection with the Alline PPP loan matter. See Note 5 to the Condensed Consolidated Financial Statements in the Company's 10-Q for the quarter ended September 30, 2026.
(3)Discrete items include one-time professional fees and legal settlements and severance expense.

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